As filed with the Securities and Exchange Commission on August 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE AARON’S COMPANY, INC.

(Exact name of registrant as specified in its charter)

Georgia	85-2483376
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Galleria Parkway SE, Suite 300

Atlanta, Georgia 30339-3182

(Address, including zip code, of Principal Executive Offices)

The Aaron’s Company, Inc. Amended and Restated 2020 Equity and Incentive Plan

(Full title of the plan)

C. Kelly Wall

Chief Financial Officer

The Aaron’s Company, Inc.

400 Galleria Parkway SE, Suite 300

Atlanta, Georgia 30339-3182

(Names and address of agent for service)

(678) 402-3000

(Telephone number, including area code, of agent for service)

Copy to:

Joel T. May

Jones Day

1221 Peachtree St., NE

Suite 400

Atlanta, Georgia 30361

(404) 521-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, par value $0.50 per share	3,475,000	$27.64	$96,049,000.00	$10,479

(1)

Represents the maximum number of additional shares of common stock, par value $0.50 per share (the “Common Stock”), of The Aaron’s Company, Inc. (the “Registrant”) issuable pursuant to The Aaron’s Company, Inc. Amended and Restated 2020 Equity and Incentive Plan (the “Plan”) being registered hereon.

(2)

Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution and other adjustment provisions of the Plan.

(3)

Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on August 23, 2021, which is a date within five business days prior to filing.

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant pursuant to General Instruction E of Form S-8 under the Securities Act to register an additional 3,475,000 shares of Common Stock pursuant to the Plan. The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 24, 2020 (File No. 333-250900) relating to The Aaron’s Company, Inc. 2020 Equity and Incentive Plan are incorporated by reference into this Registration Statement, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of The Aaron’s Company, Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (Commission File No. 001-39681) filed with the Commission on December 1, 2020).

4.2	Amended and Restated Bylaws of The Aaron’s Company, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K (Commission File No. 001-39681) filed with the Commission on December 1, 2020).

4.3	The Aaron’s Company, Inc. Amended and Restated 2020 Equity and Incentive Plan (incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A (Commission File No. 001-39681), as filed with the Commission on July 14, 2021).

5.1*	Opinion of Jones Day

23.1*	Consent of Jones Day (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 25th day of August, 2021.

THE AARON’S COMPANY, INC.

By:	/s/ C. Kelly Wall
Name:	C. Kelly Wall
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of The Aaron’s Company, Inc. hereby constitutes and appoints Douglas A. Lindsay and C. Kelly Wall as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas A. Lindsay Douglas A. Lindsay	Chief Executive Officer and Director (Principal Executive Officer)	August 25, 2021

/s/ C. Kelly Wall C. Kelly Wall	Chief Financial Officer (Principal Financial Officer)	August 25, 2021

/s/ Douglass L. Noe Douglass L. Noe	Vice President, Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)	August 25, 2021

/s/ John W. Robinson III John W. Robinson III	Chairman, Director	August 25, 2021

Signature	Title	Date

/s/ Laura N. Bailey Laura N. Bailey	Director	August 25, 2021

/s/ Kelly H. Barrett Kelly H. Barrett	Director	August 25, 2021

/s/ Walter G. Ehmer Walter G. Ehmer	Director	August 25, 2021

/s/ Hubert L. Harris, Jr. Hubert L. Harris, Jr.	Director	August 25, 2021

/s/ Timothy A. Johnson Timothy A. Johnson	Director	August 25, 2021

/s/ Marvonia P. Moore Marvonia P. Moore	Director	August 25, 2021